EXHIBIT 5

                        Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley               Scott S. Rosenblum              James Schreiber
Robert M. Heller              Michele D. Ross                     Counsel
Philip S. Kaufman             Max J. Schwartz                      _____
Peter S. Kolevzon             Mark B. Segall
Kenneth P. Kopelman           Judith Singer                M. Frances Buchinsky
Michael Paul Korotkin         Howard A. Sobel                Abbe L. Dienstag
Shari K. Krouner              Jeffrey S. Trachtman          Ronald S. Greenberg
Kevin B. Leblang              Jonathan M. Wagner             Debora K. Grobman
David P. Levin                Harold P. Weinberger         Christian S. Herzeca
Ezra G. Levin                 E. Lisk Wyckoff, Jr.               Jane lee
Larry M. Loeb                                                Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----
                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                             (212)715-9100
                                                              -------------


                                January 15, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Oak Tree Medical Systems, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 375,000 shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Registrant's Executive Employment Agreement with William Kedersha (the "Plan").

         In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Certificate of Incorporation and the By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

         Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the exercise of the options


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under the Plan and upon  delivery of such Shares  pursuant to such  exercise and payment therefor at the price and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Kramer, Levin, Naftalis & Frankel
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